EXHIBIT 16



May 19, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4 of NBOG Bancorporation, Inc.'s Form 8-K dated May 19, 2004, as filed on May 19, 2004, and we agree with the statements made therein.

Yours truly,


/s/ PORTER KEADLE MOORE, LLP